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                                                                       EXHIBIT 5

                            OPINION OF O'MELVENY & MYERS

Southern California Water Company
630 East Foothill Boulevard
San Dimas, California 91773

               Re:  Common Shares and Debt Securities of
                    Southern California Water Company
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by Southern California Water Company (the "Company") with the Securities and Exchange Commission in connection with the registration of $70,000,000 aggregate initial offering price of Common Shares (the "Shares") and Debt Securities (the "Debt Securities"). We have examined the indenture, dated as of September 1, 1993, incorporated by reference as an exhibit to the Registration Statement (the "Indenture") under which the Debt Securities are to be issued. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Shares and the Debt Securities.

     Subject to such proposed additional proceedings with respect to the Shares being taken and completed as now are contemplated by us as your counsel prior to the issuance and sale of the Shares, upon the issuance and sale thereof in the manner referred to in the Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable. Subject to such proposed additional proceedings with respect to the Debt Securities being taken as now are contemplated by us as your counsel and as contemplated by the Indenture, as applicable, prior to the issuance and sale of the Debt Securities, and the execution, delivery and authentication of the Debt Securities in accordance with the Indenture, it is our opinion that the Debt Securities will, upon the issuance and sale in the manner referred to in the Registration Statement, be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

     Please be advised that enforceability of the Debt Securities and the Indenture is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof.

                                          Respectfully submitted,


                                          /S/ O'MELVENY & MYERS
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                                               O'Melveny & Myers